UNITED STATE
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): June 24, 2014

                          SYNERGY RESOURCES CORPORATION
                  --------------------------------------------
             (Exact name of registrant as specified in its charter)

     Colorado                           None                    20-2835920
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(State or other jurisdiction     (Commission File No.)      (IRS Employer
of incorporation)                                            Identification No.)

                                20203 Highway 60
                           Platteville, Colorado 80651
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          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (970) 737-1073

                                       N/A
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          (Former name or former address if changed since last report)


Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
   230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
   240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure  of  Directors  or  Certain  Officers;  Election  of
           Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     Jack N. Aydin has been appointed as a director of the Company effective July 2, 2014. Mr. Aydin, age 73, was employed as an analyst by KeyBanc Capital Markets from 1973 through July 1, 2014, most recently serving as Senior Managing Director since April 2012. With KeyBanc, Mr. Aydin concentrated his analyst coverage on integrated oil companies and the exploration and production sector, and for the past several years focused in particular on small to mid-cap exploration and production companies. Mr. Aydin is a member of the National Association of Petroleum Investment Analysts, the Oil Analysts Group of New York, and the New York Society of Security Analysts. Mr. Aydin holds an M.B.A. degree in finance and economics, as well as a Bachelor of Science degree in Business Administration, from Fairleigh Dickinson University in New Jersey, and a Bachelor of Science degree in Philosophy from St. Ephraim College in Mosul, Iraq.

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

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  June 24, 2014

                                      SYNERGY RESOURCES CORPORATION



                                      By:/s/ Frank L. Jennings
                                         ----------------------------------
                                         Frank L. Jennings, Principal and
                                         Accounting Officer